UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/12/2006

American Mold Guard, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32862

California	74-3077656
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

30200 Rancho Viejo Road, Suite G, San Juan Capistrano, California 92675
(Address of principal executive offices, including zip code)

949-240-5144
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

On October 12, 2006, American Mold Guard, Inc. (the "Company") formed AMG Scientific, LLC, a California limited liability company ("AMG Scientific"). AMG Scientific is a wholly owned subsidiary of the Company formed for the purpose of developing a new market application for the Company's antimicrobial surface treatment technology. AMG Scientific's principal plan of operation is to assist large organizations, institutions, and government facility managers in combating the growing problem of interior surface transmitted infectious disease.

In connection with the formation of AMG Scientific, the Company has assigned Dr. Atif Malik to become Chief Science Officer of AMG Scientific. Dr. Malik graduated cum laude with triple majors in Chemistry, Biology and Fine Arts from Houston Baptist University. He went on to complete his residency training at Baylor College of Medicine where he was chosen to be Chief Resident. During his residency, Dr. Malik was the recipient of many awards, including the Oliver R. Smith Jr., M.D. award for excellence. Dr. Malik then completed an Interventional Pain Fellowship in the Department of Anesthesia at Harvard Medical School's Beth Israel Deaconess Medical Center in Boston. He has been a member of the International Association for the Study of Pain, American Pain Society, American Medical Association and other professional organizations. Further, Dr. Malik has authored a number of peer reviewed research journal articles, scientific abstracts, reviews, and book chapters.   Dr. Malik has had an active schedule that includes practicing clinical medicine, research, professional presentations and lecturing. He served as the former medical director for CPMC Surgery Center and the Acute Pain Director at Shady Grove Adventist Hospital in Rockville, Maryland. Most recently, Dr. Malik started the Advanced Pain & Spine Center in Germantown, Maryland and serves as the Pain Director at Washington Adventist Hospital. Dr. Malik has participated in providing medical relief for Katrina victims and was one of the main organizers of Operation Heart Beat during the October 2005 South Asia earthquake, a charity involved in disaster relief. He was given a Presidential letter of recognition by George Bush for his humanitarian efforts. Dr. Malik also sits on the board of directors of several medical corporations and charities.

Further, in connection with the formation of AMG Scientific, Dr. Asif Ali has been appointed President of AMG Scientific. Dr. Ali completed his medical training at the University of Texas Medical School as a Doctor of Medicine and his residency in internal medicine at the University of Texas Health Science Center in Houston, Texas. Dr. Ali received his master's degree in Public Health from the University of Texas School of Public Health and he has a Bachelor of Science degree in Biology from Trinity University in San Antonio, Texas.   Prior to joining AMG Scientific, Dr. Ali was a practicing physician in internal medicine. Dr. Ali has co-authored numerous research papers in leading medical journals. Dr. Ali is and has been involved with numerous volunteer projects, most notably as founder of the Ayesha Begum Charity Organization, which provides medical aid and education for children. He has received recognition for his work in mentoring medical students and volunteering in community health clinics.

A copy of the press release announcing the formation of AMG Scientific and announcing the appointment of Dr. Malik as Chief Science Officer of AMG Scientific is attached as Exhibit 99.1.

A copy of the press release announcing the appointment of Dr. Ali as President of AMG Scientific is attached as Exhibit 99.2.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Mold Guard, Inc.

Date: October 18, 2006	By:	/s/ Thomas Blakeley
Thomas Blakeley
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-99.2	Press Release Entitled "American Mold Guard Announces The Addition of Dr. Asif Ali to Lead the Company's Antimicrobial Surface Treatment Operation."
EX-99.1	Press Release Entitled "American Mold Guard Targets Infectious Disease for Its Antimicrobial Treatment Application Through the Creation of AMG Scientific, LLC."